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                                                        Exhibit 21


                           Subsidiaries of Registrant


Name                                    State of Incorporation

Intec Corp.                             Delaware
Intec Europe, Ltd.                      Delaware - (wholly-owned subsidiary
                                                    of Intec Corp.)
Intec Overseas, Inc.                    Delaware - (wholly-owned subsidiary
                                                    of Intec Corp.)



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